Exhibit 99.3

UNAUDITED TALLGRASS ENERGY PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
References to we, us or our, refer to Tallgrass Energy Partners, LP and its consolidated subsidiaries (the “Partnership”). On September 5, 2014, the Partnership, along with Tallgrass Development, LP ("TD"), Tallgrass Pony Express Pipeline, LLC ("Pony Express"), and Tallgrass Operations, LLC, a wholly-owned subsidiary of TD ("Tallgrass Operations"), entered into a definitive Contribution and Transfer Agreement (the "Pony Express Contribution Agreement"), pursuant to which Tallgrass PXP Holdings, LLC, a wholly-owned subsidiary of the Partnership, acquired 33.3% of the issued and outstanding membership interests in Pony Express in exchange for total consideration from the Partnership valued at $600 million, consisting of $597 million in cash and the issuance by the Partnership to Tallgrass Operations of 70,340 of the Partnership's common units, which, based on the September 4, 2014 closing price of the common units, equates to $3 million.
On April 1, 2014, the Partnership closed the acquisition of Trailblazer Pipeline Company LLC ("Trailblazer") from Tallgrass Operations for total consideration valued at approximately $164 million, consisting of $150 million in cash and the issuance of 385,140 common units, which, based on the March 31, 2014 closing price of the common units, equates to approximately $14 million. The transfers of the Pony Express and Trailblazer assets between TD and the Partnership represent transactions between entities under common control. TD's general partner is wholly owned by Tallgrass GP Holdings, LLC, which is also the sole owner of the Partnership’s general partner.
Upon completion of ongoing construction, Pony Express will own (1) an approximately 690 mile crude oil pipeline commencing in Guernsey, Wyoming and terminating in Cushing, Oklahoma, with delivery points at Ponca City Refinery and Deeprock in Cushing, which is expected to be placed in service during the fourth quarter of 2014, (2) an approximately 66 mile lateral in northeast Colorado that will commence in Weld County, Colorado and interconnect with the Pony Express mainline just east of Sterling, Colorado, which is expected to be placed in service in the first half of 2015, and (3) 15 pump stations, together in all cases with associated rights of way and related equipment and assets.
Trailblazer is an approximately 436-mile pipeline system that begins along the border of Wyoming and Colorado and extends to Beatrice, Nebraska with an average system design capacity of 846 MMcf/day, the substantial majority of which is subscribed under firm transportation contracts with a weighted average remaining life of approximately 3 years as of June 30, 2014. Trailblazer recently completed construction of the Redtail lateral on the west-end of the system which added 40 MMcf/day of firm transportation from a major producer in the region for a period of 10 years. In addition, Trailblazer recently reached a settlement agreement in its tariff rate case, which became effective on July 1, 2014.
The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition of the 33.3% interest in Pony Express and the 100% interest in Trailblazer, both of which are consolidated subsidiaries of TEP. The unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2014 have been prepared based on certain pro forma adjustments to our unaudited financial statements set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which included the impact of the Trailblazer acquisition; the unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2013 and the periods from November 13, 2012 to December 31, 2012 and January 1, 2012 to November 12, 2012 have been prepared based on certain pro forma adjustments to our audited financial statements set forth in our Annual Report on Form 10-K filed on March 11, 2014 with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 has been prepared as if the transactions had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014, the year ended December 31, 2013, and the periods from November 13, 2012 to December 31, 2012 and January 1, 2012 to November 12, 2012 have been prepared as if the transactions had occurred on January 1, 2012. Since the transactions represent transactions between entities under common control, the historic cost basis of the acquired assets and liabilities are carried forward.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had owned an interest in Pony Express and Trailblazer during the periods presented.

TALLGRASS ENERGY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2014

	Tallgrass Energy Partners, LP	Consolidate Pony Express (a)	Pro Forma Adjustments - Other		Tallgrass Energy Partners, LP Pro Forma
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$16	$10	$270,000	(b)	$270,026
Accounts receivable, net	27,698	—	—		27,698
Gas imbalances	1,336	—	—		1,336
Inventories	8,122	—	—		8,122
Prepayments and other current assets	1,788	912	—		2,700
Total Current Assets	38,960	922	270,000		309,882
Property, plant and equipment, net	660,251	937,197	20,504	(c)	1,617,952
Goodwill	343,288	—	—		343,288
Intangible asset, net	7,495	101,053	—		108,548
Deferred financing costs	6,273	—	—		6,273
Deferred charges and other assets	11,048	5,063	—		16,111
Total Assets	$1,067,315	$1,044,235	$290,504		$2,402,054
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$27,940	$105,338	$—		$133,278
Accounts payable to related parties	3,963	—	—		3,963
Gas imbalances	4,407	—	—		4,407
Derivative liabilities at fair value	439	—	—		439
Accrued taxes	3,871	—	—		3,871
Accrued other current liabilities	16,988	209	—		17,197
Total Current Liabilities	57,608	105,547	—		163,155
Long-term debt	281,000	—	277,500	(d)	558,500
Other long-term liabilities and deferred credits	6,933	—	—		6,933
Total Long-term Liabilities	287,933	—	277,500		565,433
Commitments and Contingencies
Equity:
Predecessor Equity	—	938,688	(938,688)	(e)	—
Common unitholders	475,227	—	3,000	(f)	478,227
	—	—	319,500	(g)	319,500
Subordinated unitholder	275,554	—	—		275,554
General partner	(30,352)	—	(11,616)	(e)	(41,968)
Total Partners’ Equity	720,429	938,688	(627,804)		1,031,313
Noncontrolling interests	1,345	—	920,304	(e)	642,153
			20,504	(c)
			(300,000)	(h)
Total Equity	721,774	938,688	13,004		1,673,466
Total Liabilities and Equity	$1,067,315	$1,044,235	$290,504		$2,402,054

TALLGRASS ENERGY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2014

	Tallgrass Energy Partners, LP	Consolidate Pony Express (a)	Pro Forma Adjustments - Other		Tallgrass Energy Partners, LP Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Natural gas liquids sales	$85,236	$—	$—		$85,236
Natural gas sales	7,521	—	—		7,521
Transportation services	64,673	—	—		64,673
Processing and other revenues	14,669	—	—		14,669
Total Revenues	172,099	—	—		172,099
Operating Costs and Expenses:
Cost of sales and transportation services	93,240	—	—		93,240
Operations and maintenance	18,068	—	—		18,068
Depreciation and amortization	16,320	1,514	—		17,834
General and administrative	13,773	—	—		13,773
Taxes, other than income taxes	3,595	—	—		3,595
Total Operating Costs and Expenses	144,996	1,514	—		146,510
Operating Income	27,103	(1,514)	—		25,589
Other Income (Expense):
Interest (expense) income, net	(3,433)	—	(3,203)	(d)	(8,301)
			(901)	(i)
			(764)	(j)
Gain on remeasurement of unconsolidated investment	9,388	—	—		9,388
Equity in earnings of unconsolidated investment	717	—	—		717
Other income, net	1,669	—	—		1,669
Total Other Income (Expense), net	8,341	—	(4,868)		3,473
Net Income (Loss)	35,444	(1,514)	(4,868)		29,062
Net loss attributable to noncontrolling interests	55	1,009	—		1,064
Net Income (loss) attributable to partners	$35,499	$(505)	$(4,868)		$30,126
Allocation of income (loss) to the limited partners:
Net income (loss) attributable to partners	$35,499	$(505)	$(4,868)		$30,126
Predecessor operations interest in net income	(5,732)	—	5,732	(k)	—
Net income (loss) attributable to partners	29,767	(505)	864		30,126
General partner interest in net income	(1,477)				(1,418)
Common and subordinated unitholders' interest in net income	$28,290				$28,708
Basic net income per common and subordinated unit	$0.70				$0.59
Diluted net income per common and subordinated unit	$0.68				$0.57
Basic average number of common and subordinated units outstanding	40,694		8,311	(l)	49,005
Diluted average number of common and subordinated units outstanding	41,624		8,311	(l)	49,935

TALLGRASS ENERGY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2013

	Tallgrass Energy Partners, LP	Consolidate Pony Express (a)	Consolidate Trailblazer (m)	Pro Forma Adjustments - Other		Tallgrass Energy Partners, LP Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Natural gas liquids sales	$146,313	$—	$—	$—		$146,313
Natural gas sales	7,969	—	1,418	—		9,387
Transportation services	98,625	—	21,535	(135)	(n)	120,025
Processing and other revenues	14,801	—	—	—		14,801
Total Revenues	267,708	—	22,953	(135)		290,526
Operating Costs and Expenses:
Cost of sales and transportation services	137,285	—	9,004	(135)	(n)	146,154
Operations and maintenance	31,945	—	3,459	—		35,404
Depreciation and amortization	29,549	3,028	7,340	—		39,917
General and administrative	21,894	128	5,629	—		27,651
Taxes, other than income taxes	6,325	—	1,076	—		7,401
Total Operating Costs and Expenses	226,998	3,156	26,508	(135)		256,527
Operating Income	40,710	(3,156)	(3,555)	—		33,999
Other Income (Expense):
Interest (expense) income, net	(2,113)	(28)	115	(6,623)	(d)	(14,122)
				(3,580)	(i)
				(1,893)	(j)
Interest expense allocated from TD	(9,028)	—	—	—		(9,028)
Loss on extinguishment of debt	(17,526)	—	—	—		(17,526)
Other income, net	2,136	—	69	—		2,205
Total Other Income (Expense), net	(26,531)	(28)	184	(12,096)		(38,471)
Net Income (Loss)	14,179	(3,184)	(3,371)	(12,096)		(4,472)
Net loss attributable to noncontrolling interests	—	2,123	—	—		2,123
Net Income (loss) attributable to partners	$14,179	$(1,061)	$(3,371)	$(12,096)		$(2,349)
Allocation of income (loss) for the year ended December 31, 2013:
Net income (loss) attributable to the period from January 1, 2013 to May 16, 2013	$6,982	$(380)	$(792)	$(5,193)		$617
Net income (loss) attributable to the period from May 17, 2013 to December 31, 2013	7,197	(681)	(2,579)	(6,903)		(2,966)
Net income (loss) attributable to partners	14,179	(1,061)	(3,371)	(12,096)		(2,349)
General partner interest in net income for the period from May 17, 2013 to December 31, 2013	206					27
Common and subordinated unitholders' interest in net income for the period from May 17, 2013 to December 31, 2013	$6,991					$(2,993)
Basic net income per common and subordinated unit	$0.17					$(0.06)
Diluted net income per common and subordinated unit	$0.17					$(0.06)
Basic average number of common and subordinated units outstanding	40,450			8,506	(l)	48,956
Diluted average number of common and subordinated units outstanding	41,458			7,498	(l)	48,956

TALLGRASS ENERGY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE PERIOD FROM NOVEMBER 13, 2012 TO DECEMBER 31, 2012

	Tallgrass Energy Partners, LP	Consolidate Pony Express (a)	Consolidate Trailblazer (m)	Pro Forma Adjustments - Other		Tallgrass Energy Partners, LP Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Natural gas liquids sales	$18,554	$—	$—	$—		$18,554
Natural gas sales	1,910	—	416	—		2,326
Transportation services	13,102	—	2,891	(23)	(n)	15,970
Processing and other revenues	1,722	—	—	—		1,722
Total Revenues	35,288	—	3,307	(23)		38,572
Operating Costs and Expenses:
Cost of sales and transportation services	18,298	—	775	(23)	(n)	19,050
Operations and maintenance	3,353	—	568	—		3,921
Depreciation and amortization	4,086	378	985	—		5,449
General and administrative	7,133	—	1,673	—		8,806
Taxes, other than income taxes	1,107	—	170	—		1,277
Total Operating Costs and Expenses	33,977	378	4,171	(23)		38,503
Operating Income	1,311	(378)	(864)	—		69
Other Income (Expense):
Interest income (expense), net	235	—	—	(999)	(d)	(1,643)
				(540)	(i)
				(339)	(j)
Interest expense allocated from TD	(3,436)	—	—	—		(3,436)
Other income, net	482	—	32	—		514
Total Other (Expense) Income, net	(2,719)	—	32	(1,878)		(4,565)
Net Income (Loss)	(1,408)	(378)	(832)	(1,878)		(4,496)
Net loss attributable to noncontrolling interests	—	252	—	—		252
Net Income (loss) attributable to partners	$(1,408)	$(126)	$(832)	$(1,878)		$(4,244)

TALLGRASS ENERGY PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE PERIOD FROM JANUARY 1, 2012 TO NOVEMBER 12, 2012

	Tallgrass Energy Partners, LP	Consolidate Pony Express (a)	Consolidate Trailblazer (m)	Pro Forma Adjustments - Other		Tallgrass Energy Partners, LP Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Natural gas liquids sales	$106,355	$—	$—	$—		$106,355
Natural gas sales	15,634	—	278	—		15,912
Transportation services	93,214	—	27,120	(113)	(n)	120,221
Processing and other revenues	5,089	—	—	—		5,089
Total Revenues	220,292	—	27,398	(113)		247,577
Operating Costs and Expenses:
Cost of sales and transportation services	101,452	—	8,265	(113)	(n)	109,604
Operations and maintenance	29,901	—	3,728	—		33,629
Depreciation and amortization	20,647	—	3,241	—		23,888
General and administrative	11,318	—	2,486	—		13,804
Taxes, other than income taxes	6,861	—	1,033	—		7,894
Total Operating Costs and Expenses	170,179	—	18,753	(113)		188,819
Operating Income	50,113	—	8,645	—		58,758
Other Income (Expense):
Interest income (expense), net	1,661	—	—	(6,594)	(d)	(10,725)
				(3,565)	(i)
				(2,227)	(j)
Other income (expense), net	1	—	(21)	—		(20)
Total Other (Expense) Income, net	1,662	—	(21)	(12,386)		(10,745)
Net Income (Loss)	51,775	—	8,624	(12,386)		48,013
Texas Margin Taxes	(279)	—	(65)	—		(344)
Net Income (loss) attributable to partners	$51,496	$—	$8,559	$(12,386)		$47,669

TALLGRASS ENERGY PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition of a 33.3% membership interest in Tallgrass Pony Express Pipeline, LLC ("Pony Express") for total consideration of approximately $600 million, consisting of $597 million in cash and 70,340 TEP common units with an aggregate fair value of approximately $3 million based on the September 4, 2014 closing price, and a 100% interest in Trailblazer Pipeline Company LLC ("Trailblazer") from Tallgrass Development, LP ("TD") for total consideration of $164 million, consisting of $150 million in cash and the issuance of 385,140 TEP common units with an aggregate fair value of approximately $14 million based on the March 31, 2014 closing price (collectively, the "Transactions"). The Transactions were funded through a combination of borrowings under TEP's revolving credit facility, proceeds from the public offering of 8,050,000 limited partner common units that closed on July 25, 2014, and limited partner common units issued directly to TD.
Of the total consideration of $600 million paid by TEP to acquire the 33.3% membership interest in Pony Express, TEP directly paid TD $30 million, consisting of $27 million in cash and 70,340 TEP common units with an aggregate fair value of approximately $3 million, in exchange for the transfer by TD to TEP of a 1.9585% membership interest in Pony Express. TEP also contributed cash of $570 million to Pony Express in exchange for a newly issued membership interest which, when combined with the membership interest transferred from TD and the parties' entry at closing into the Second Amended and Restated Limited Liability Company Agreement of Pony Express, constitutes TEP's 33.3% membership interest in Pony Express, which represents 100% of the preferred membership units issued by Pony Express.
The unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2014 have been prepared based on certain pro forma adjustments to our unaudited consolidated financial statements set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which included the impact of the Trailblazer acquisition; the unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2013 and the periods from November 13, 2012 to December 31, 2012 and January 1, 2012 to November 12, 2012 have been prepared based on certain pro forma adjustments to our audited consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2013. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 has been prepared as if the Pony Express transaction occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014, the year ended December 31, 2013 and the periods from November 13, 2012 to December 31, 2012 and January 1, 2012 to November 12, 2012 have been prepared as if the Transactions had occurred on January 1, 2012. Since the Transactions represent transactions between entities under common control, the historic cost basis of the acquired assets and liabilities are carried forward.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had owned an interest in Pony Express and Trailblazer during the periods presented.
The pro forma condensed consolidated financial statements reflect the following activities undertaken in connection with the Transactions:

•
the issuance of 8,505,480 limited partner common units to finance the Transactions, consisting of 8,050,000 limited partner common units issued in a public offering, 70,340 limited partner common units issued directly to TD as partial consideration for the Pony Express transaction, and 385,140 limited partner common units issued directly to TD as partial consideration for the Trailblazer transaction;

•	borrowings under TEP's revolving credit facility of $277.5 million to fund the Pony Express transaction and $150 million to fund the Trailblazer transaction; and

•	the acquisition of a 33.3% preferred membership interest in Pony Express and 100% equity interest in Trailblazer, both of which will be accounted for as consolidated subsidiaries of TEP.

Note 2. Pro Forma Adjustments and Assumptions

(a)
Reflects 100% of the financial position or activity of Pony Express, with consideration given to the 66.7% noncontrolling interest for the six months ended June 30, 2014, the year ended December 31, 2013, and the period from November 13, 2012 to December 31, 2012.

(b)	Reflects the $270 million of cash remaining at Pony Express as a result of the following transactions (in thousands):

Proceeds from borrowings under TEP's revolving credit facility	$277,500	(d)
Proceeds from the issuance of common units	319,500	(g)
Total proceeds	597,000
Cash distribution to TD	(300,000)	(h)
Cash consideration paid to TD	(27,000)	(e)
Remaining cash	$270,000

(c)	Reflects the contribution from TD to Pony Express of interest capitalized at TD relating to TD's financing of the construction activities at Pony Express.

(d)
Reflects borrowings of $277.5 million under TEP's revolving credit facility to fund the Pony Express transaction, as well as the increase in interest expense associated with the borrowings based on a floating 30-day LIBOR rate and a borrowing spread over LIBOR of 2.5%, offset by a reduction in commitment fees of 0.375%. We used a weighted average interest rate of 2.31%, 2.39%, 2.71% and 2.74% for the six months ended June 30, 2014, the year ended December 31, 2013, the period from November 13, 2012 to December 31, 2012, and the period from January 1, 2012 to November 12, 2012, respectively, based on historical 30-day LIBOR rates as the investments were financed using variable rate debt.

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.3 million annually.

(e)
Reflects the transfer of the 1.9585% membership interest in the previously issued and outstanding equity of Pony Express transfered from TD to TEP in exchange for total consideration valued at $30 million, which results in a deemed distribution of $11.6 million from TEP to TD. The deemed distribution represents the excess purchase price, consisting of $27 million in cash and $3 million of limited partner common units issued to TD, over the net book value of the 1.9585% membership interest in Pony Express of $18.4 million transferred from TD to TEP in accordance with the Pony Express Contribution and Sale Agreement. The carrying value of the membership interest in Pony Express retained by TD of $920.3 million is reclassified to noncontrolling interests.

(f)	Reflects the issuance of 70,340 limited partner common units to TD valued at $3 million.

(g)	Reflects our July 2014 issuance of 8,050,000 limited partner common units in a follow-on public offering for aggregate net proceeds of $319.5 million to fund the Pony Express transaction.

(h)
Reflects a cash distribution of $300 million to TD of the total $570 million cash consideration paid by TEP to Pony Express in exchange for the issuance of a portion of the 33.3% membership interest in accordance with the Pony Express Contribution and Sale Agreement.

(i)
Reflects the increase in interest expense associated with revolver borrowings of $150 million to fund the Trailblazer transaction based on a floating 30-day LIBOR rate and a borrowing spread over LIBOR of 2.5%, offset by a reduction in commitment fees of 0.375%. We used a weighted average interest rate of 2.40%, 2.39%, 2.71% and 2.74% for the three months ended March 31, 2014, the year ended December 31, 2013, the period from November 13, 2012 to December 31, 2012, and the period from January 1, 2012 to November 12, 2012, respectively, based on historical 30-day LIBOR rates as the investments were financed using variable rate debt.

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.2 million annually.

(j)
Reflects the increase in amortization of deferred financing costs and additional commitment fees associated with an increase in the overall capacity of TEP's revolving credit facility from $500 million to $850 million.

(k)	Reflects the recharacterization of Trailblazer's results of operations for the period from January 1, 2014 to March 31, 2014 from predecessor operations to net income attributable to partners.

(l)
Reflects the impact to the basic and diluted average number of common and subordinated units outstanding of the issuance of 8,505,480 limited partner common units to finance the Transactions, consisting of 8,050,000 limited partner common units issued in a public offering, 70,340 limited partner common units issued directly to TD as partial consideration for the Pony Express transaction, and 385,140 limited partner common units issued directly to TD as partial consideration for the Trailblazer transaction;

(m)	Reflects 100% of the activity of Trailblazer; and

(n)	Reflects the elimination of intercompany activity between Trailblazer and Tallgrass Interstate Gas Transmission, LLC ("TIGT"), a wholly-owned subsidiary of TEP.
Note 3. Pro Forma Net Income or Loss Per Limited Partner Unit
The Partnership’s net income is allocated to the general partner and the limited partners, including the holders of the subordinated units, in accordance with their respective ownership percentages, after giving effect to incentive distributions paid to the general partner. Basic and diluted net income per limited partner unit is calculated by dividing limited partners’ interest in net income, less general partner incentive distributions, by the weighted average number of outstanding limited partner units during the period.
TEP computes earnings per unit using the two-class method for Master Limited Partnerships as prescribed in the FASB guidance. The two-class method requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.
TEP calculates net income available to limited partners based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement and as further prescribed in the FASB guidance under the two-class method.
The two-class method does not impact TEP’s overall net income or other financial results; however, in periods in which aggregate net income exceeds its aggregate distributions for such period, it will have the impact of reducing net income per limited partner unit. This result occurs as a larger portion of TEP’s aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though TEP makes distributions on the basis of available cash and not earnings. In periods in which TEP’s aggregate net income does not exceed its aggregate distributions for such period, the two-class method does not have any impact on our calculation of earnings per limited partner unit.
Basic earnings per unit is computed by dividing net earnings attributable to unitholders by the weighted average number of units outstanding during each period, assuming the 8,505,480 limited partner units issued in connection with the Transactions on and since May 17, 2013, the date of TEP's initial public offering. Diluted earnings per unit reflects the potential dilution of common equivalent units that could occur if equity participation units are converted into common units.
As the IPO was completed on May 17, 2013, no income from the period from January 1, 2013 to May 16, 2013 is allocated to the limited partner units and all income for such period was allocated to the general partner or predecessor operations.